EXHIBIT 10.32
CONVERTIBLE PROMISSORY NOTE

$ 200,000.00 July 15, 2001

     FOR VALUE RECEIVED the undersigned, ULTIMATE SPORTS ENTERTAINMENT, INC.,
(hereinafter referred to as "Borrower" or"Maker"), hereby promises to pay to the order of John Gerard ("Payee"), the principal sum of Two Hundred Thousand and 00/100 Dollars, together with interest at the rate of twenty percent (20%)
per annum from the date hereof until paid.  Interest and principal shall be payable as follows:

(a) interest at the rate of 1% in excess of the prime commercial loan rate from time to time announced by The Chase Manhattan Bank, N.A. shall be payable monthly commencing one month from the date hereof;

(b)the balance of the interest (20% per annum less any amount paid pursuant to the foregoing paragraph (a)) shall be paid on the Maturity Date; and

(c)the unpaid principal hereof together with any interest payable pursuant to the foregoing paragraph (b) shall be paid on July 15, 2002 (the "Maturity
Date")

     Maker, and the endorsers of this Note waive demand, notice of non-payment and protest, and agree, in the event suit shall be brought for the collection hereof, or the same is collected upon demand of any attorney, to pay reasonable attorneys' fees for making such collection, which reasonable fees are agreed to be equal to fifteen (15%) percent of the then remaining unpaid balance of principal and interest hereof.  In addition, such parties shall pay all costs, fees and expenses incurred by the holder of this note in preserving, protecting, assembling and realizing upon any and all collateral securing this Note.

     This note is to be construed and enforced according to the laws of the
State of New Jersey. The Maker and any endorsers of this note hereby agree that all actions or proceedings brought hereon may be litigated in Federal or
State Courts located within the aforesaid State and they hereby consent to the jurisdiction of any such Court. The maker and any endorsers of this note also agree to waive the personal service of any and all process upon them and consent that all such service of process may be made by certified or registered mail, return receipt requested, directed to them at the addresses set adjacent to their respective signatures hereon. Service so made shall be completed five (5) days after the same has been posted as aforesaid.

     The delay or failure of the holder of this note to exercise any right or remedy available hereunder or at law or under any agreement securing the indebtedness evidenced by this note shall not constitute a waiver of the right to the later exercise thereof. If any term, covenant or condition of this note or of any agreement securing the indebtedness evidenced hereby or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remaining provisions of this Note or of any agreement securing the indebtedness evidenced hereby or the application of such term, covenant or condition to persons or circumstances other than those to which such term has been held invalid or unenforceable shall not be affected thereby. Each term, covenant and condition of this note and of every agreement securing the indebtedness evidenced hereby shall be valid and enforceable to the full extent permitted by law.

     Anything contained herein to the contrary notwithstanding, in no event shall Maker or the endorsers hereof by required to pay interest in excess of the maximum permitted by applicable law. Any provision hereof requiring any such payment shall be void and unenforceable. Any amount which may be paid hereon as interest in excess of the maximum permitted by applicable law shall be credited as a reduction in the unpaid principal amount hereof.

     The principal amount of this note includes the unpaid balance of $100,000 under a certain note dated August 9, 2000 made by the Borrower to the order of
Payee, plus an additional $100,000 loan being made to the Borrower by Payee contemporaneously with the execution of this note.

Conversion of Note.

     A.     Optional Conversion. The holder of this note shall have the option, at any time and from time to time, prior to the date on which the
Borrower makes payment in full of the principal amount of this note in accordance herewith, all accrued interest thereon and all other amounts due and payable thereunder, to convert all or any portion of the outstanding principal amount of this note into shares of common stock ("Common Stock") of the Borrower, at an initial conversion price per share equal to $.25 (the
"Conversion Price"), subject to adjustment as provided in subsection D below.
The shares of Common Stock issuable upon conversion of this note at the
Conversion Price are referred to herein as the "Conversion Shares".

     B.     Mechanics of Conversion.  Before the holder of this note shall be entitled to convert this note into shares of Common Stock pursuant to Section
A, such holder shall surrender this note, duly endorsed, at the office of the
Borrower and shall give written notice ("Conversion Notice") to the Borrower at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Borrower shall, as soon as practicable thereafter, issue and deliver to Payee or to the nominee or nominees of Payee, a certificate or certificates for the number of shares of
Common Stock to which the Payee shall bo entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and surrender the note to be converted is made (the
"Conversion Date"). All Common Stock which may be issued upon conversion of the note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

     C.     Authorized Shares.  At all times the note is outstanding, the
Borrower shall have authorized and shall have reserved for the purpose of issuance upon conversion into Common Stock of the note, a sufficient number of shares of Common Stock to provide for the conversion of the note at the then effective Conversion Price.  Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of shares of
Common Stock authorized and reserved for issuance upon the conversion of the note shall be proportionately increased.

     D.     Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon the conversion of the note shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (i)     In case the Borrower shall hereafter (i) declare a dividend or make a distribution on Its outstanding shares of Common Stock in shares of
Common Stock, (ii) subdivide or reclassify its outstanding shares of Common
Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the
Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of
Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (ii)     Whenever the Conversion Price is adjusted pursuant to
Subsection (i) above, the number of Conversion Shares issuable upon conversion of this note shall simultaneously be adjusted by multiplying the number of
Conversion Shares initially issuable upon conversion of this note by the
Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

          (iii)     No adjustment in the Conversion Price shall be required
unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section D shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
Anything in this Section D to the contrary notwithstanding, the Borrower shall be entitled, but shall not be required, to make such changes in the Conversion
Price, in addition to those required by this Section 0, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Borrower shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock.

          (iv)     In case of any reorganization, reclassification or change
of the Common Stock (including any such reorganization, reclassification or change in connection with a consolidation or merger in which the Borrower is the continuing entity), or any consolidation Of the Borrower with, or merger of the Borrower with or into, any other entity (other than a consolidation or merger in which the Borrower is the continuing entity), or of any sale of the properties and assets of the Borrower as, or substantially as, an entirety to any other person or entity, this note shall thereafter be convertible into the kind and amount of stock or other securities or property receivable upon such reorganization, reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock into which this note would have been converted prior to such transaction.

                                   Ultimate Sports Entertainment, Inc.

                                        By: /s/ Frederick R. Licht
                                   Address:     2444 Wilshire  Boulevard
                                                Santa Monica, CA 90403
ENDORSERS:
_______________
Jay Botchman
133 Quail Run Road
Henderson, NV

/s/ Martin J. Burke III
    Martin J. Burke III
    33 Union Square West, Apt. 5R
    New York, NY  10003

As additional collateral security for the payment of the above promissory note, the undersigned, Martin J. Burke III hereby pledges to the Lender
100,000 shares of common stock of Ultimate Sports Entertainment, Inc.

Dated: July 15, 2001           /s/ Martin J. Burke III
                                   Martin J. Burke III

Addendum

July 25, 2001

With regard to the loan agreement between John Gerard and Ultimate Sports
Entertainment, Inc. dated July 31, 2001, please note the following:

     (a)Ultimate Sports Entertainment, Inc. agrees to pay a minimum of 10%
interest rate on the $200,000 convertible promissory note.

     (b)Payments will be automatically withdrawn from our account on a monthly basis at a total amount of $1,667.00.

                                   Ultimate Sports Entertainment, Inc.

                                        By: /s/ Frederick R. Licht
                                   Address:     2444 Wilshire  Boulevard
                                                Santa Monica, CA 90403
ENDORSERS:
_______________
Jay Botchman
133 Quail Run Road
Henderson, NV

/s/ Martin J. Burke III
    Martin J. Burke III
    33 Union Square West, Apt. 5R
    New York, NY  10003